                                                                   EXHIBIT 10.11


                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                        EXCLUSIVE DISTRIBUTION AGREEMENT


          This EXCLUSIVE DISTRIBUTION AGREEMENT, dated as of December 19, 1994, as amended and restated in its entirety as of September 15, 1995, by and between DADE INTERNATIONAL INC., a Delaware corporation with its principal offices at 1717 Deerfield Road, Deerfield, Illinois 60015, hereinafter called the "Supplier" or "Dade", and BAXTER HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at One Baxter Parkway, Deerfield, Illinois 60015, hereinafter called the "Distributor".

                                    RECITALS
                                    --------

          1. Distributor's parent, Baxter International Inc. ("Baxter") and Diagnostics Holding, Inc., a Delaware corporation ("Purchaser") have entered into a Purchase Agreement dated as of October 1, 1994, as amended (the "Purchase Agreement") pursuant to which Purchaser acquired from Baxter all of the outstanding shares of common stock of Supplier.

          2. Supplier is a corporation formed to engage in the "Business" as defined in the Purchase Agreement and desires to distribute its products in the United States through Distributor. Distributor is experienced in the distribution of products in the health care industry and employs skilled personnel and maintains facilities for these purposes. Distributor is willing to distribute Supplier's products.

          3. Distributor and VWR Scientific Products Corporation ("VWR"), are parties to an Asset Purchase Agreement dated May 24, 1995, as amended from time to time (the "VWR Purchase Agreement") pursuant to which VWR purchased Distributor's industrial distribution business, and undertook employment of various personnel and performance of certain of Distributor's obligations associated therewith.

          4. Dade and VWR are parties to certain distribution agreements dated as of September 15, 1995, pursuant to which VWR distributes Dade's and its subsidiaries' products to industrial customers in, among other territories, the United States (the "VWR Distribution Agreements").

          5. Supplier, Distributor and VWR are parties to an Interim Agreement dated as of September 14, 1995, concerning the distribution of Dade's and its subsidiaries' products by VWR (the

"Interim Agreement"), and which provided for the negotiation of the VWR Distribution Agreements and the amendment of this Agreement.

          6. Distributor and Dade desire to amend and restate this Agreement in its entirety to reflect the VWR Purchase Agreement and the VWR Distribution Agreements.

          7. Distributor and Dade acknowledge that there are various issues in dispute between Distributor and Dade and agree that the execution of the amendment and restatement of this Agreement shall not be deemed to have any effect upon the positions of the parties regarding the proper interpretation of the language contained herein.

          8. Dade and Intracel Corporation ("Intracel") are parties to a Stock Purchase Agreement, dated as of November 16, 1995 (the "Bartels Stock Purchase Agreement"), pursuant to which Intracel purchased all of the outstanding shares of common stock of Bartels, Inc. ("Bartels"). In connection with the Bartels Stock Purchase Agreement, Dade has assigned its rights, duties and obligations under this Agreement (as in effect prior to the amendment and restatement effected hereby) to Intracel and Bartels with respect to the Bartels class of products (the "Bartels Assignment and Assumption"). This Amended and Restated Exclusive Distribution Agreement does not purport to affect the rights or obligations of any of the original parties to this Agreement with respect to the Bartels class of products, which rights and obligations shall continue to be governed by the terms of this Agreement without regard to the amendments included in this Amendment and Restatement. Accordingly, effective November 21, 1995, the term "Products" as used in this Amendment and Restatement shall exclude the Bartels class of products (and therefore have been omitted herefrom). The parties acknowledge that Dade and Distributor are not in agreement as to whether Dade was relieved of its obligations under the original Agreement with respect to the Bartels class of products as a result of the Bartels Assignment and Assumption. Nothing contained in this Amendment and Restatement shall affect such dispute or the interpretation of the original Agreement with respect thereto.

                                   AGREEMENT
                                   ---------

          In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and Distributor agree that this Agreement is amended and restated as follows:

1.  Definitions.
    -----------

          "Affiliate" shall mean any person, firm or corporation controlling, controlled by or under direct or indirect common control with a party hereto. For the purpose of this definition, the term "control" means the power to direct the management or policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Baxter Industrial Customers" means those Industrial Customers described on Exhibit B-2 to the extent that such customers are not being served
             -----------
by VWR pursuant to the VWR Distribution Agreements.

          "Exclusive Territory" shall mean the United States.

          "Products" shall mean the products of Supplier listed by Supplier's catalog number in Exhibit A, and all other products manufactured or sold by
                  ---------
Supplier after the date hereof which do not constitute "New Products" hereunder. Products shall include, without limitation: (i) all accessories for, modifications of, improvements of, substitutes for, or line extensions of the products identified in the first sentence of this definition; (ii) any kit or other combination of items that includes one or more of such products; (iii) any product identified in Section IV of Exhibit A which is being developed by or for
                                    ---------
the business of Supplier but not yet sold as of the date hereof; or (iv) any such product which is offered for sale in a size or form of packaging that is different from the size or form in which it was offered for sale initially. Products shall not include components or spare parts necessary for the repair or refurbishment of Instruments. For the purposes of this Agreement, "classes of Products" shall be those separate classes identified in Section I of Exhibit A.

          "New Products" shall mean products which have uses or applications different from the uses or applications of the Products in existence on the date of this Agreement or at any time thereafter. By way of illustration only, a hematology system would be considered a "New Product" and would not, for example, be considered a line extension of hemostasis.

          "Industrial Customers" shall mean customers who purchase Products for use in, or resale to, laboratories, production plants, and other facilities (in all cases not involved in the care of human patients or the diagnosis of disease or defect for the purpose of care of human patients), including, without limitation, analytical research and development laboratories, educational institutions, environmental testing laboratories, clean room facilities, biotechnology and pharmaceutical research and production facilities, medical device manufacturers, electronic and semiconductor manufacturers, and government research facilities.

          "Instruments" shall mean the analytical instruments included among the Products.

         "Term" shall mean the period of time specified in Section 3 hereof, including any and all renewals thereof.

2.  Distribution Rights.
    -------------------

          (a) Supplier hereby grants to Distributor the exclusive right to sell the Products throughout the Exclusive Territory, subject to the following conditions and limitations:

          (1) During the Term of this Agreement, Supplier shall distribute Products within the Exclusive Territory only through Distributor pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit
                --------  -------
Supplier from: (i) continuing to directly sell, solicit orders for or otherwise distribute those products it presently distributes that are identified on

Exhibit B; (ii) continuing to distribute the Products within the Exclusive
---------
Territory only for export outside the Exclusive Territory provided that such distributors shall include only those distributors listed on Exhibit G and such
                                                             ---------
other distributors identified by Supplier to Distributor and provided further that Supplier uses reasonable efforts to include in its agreements entered into after the date of this Agreement with such persons exporting such Products a provision that, so long as this Agreement is in effect, such distributors will not distribute the Products in the Exclusive Territory; or (iii) distributing Products to Industrial Customers (other than to Industrial Customers of the type described on Exhibit B-2, as to which Distributor and VWR have a co-exclusive
             -----------
right to distribute the Products). Other than as provided in the parenthetical of the immediately preceding clause (iii), Distributor shall not have the right to distribute Products to Industrial Customers. During the period during which Distributor is performing purchasing, warehousing and invoicing services to VWR pursuant to the transition services arrangements entered into between Baxter and VWR in connection with the VWR Purchase Agreement (but in no event later than the second anniversary hereof (the "Interim Period")), Distributor shall have the right to distribute Products to VWR pursuant to such arrangements.

          (2) Subject to the other provisions of this Agreement, Supplier may not sell, solicit orders for or otherwise distribute the Products within the Exclusive Territory, other than through Distributor under the terms of this Agreement, without the prior written consent of Distributor. Distributor's consent will not be unreasonably withheld. In determining whether to give its consent, Distributor will give due consideration to the presence or absence of the following factors: (i) whether the Product is customized to meet the specifications of a particular customer; (ii) whether the Product is to be used solely by the customer or resold by the customer; (iii) if the Product is to be resold, whether it is an OEM product bearing the customer's trademark; (iv) whether the proposed sale of the Product to any customer is substantial in relation to the prior purchases of the same Product by such customer from Distributor; (v) whether the Product is to be delivered for use in a clinical laboratory; (vi) whether the Product is to be packaged in a form not normally carried by Distributor or delivered in a manner not normally utilized by Distributor; and (vii) whether the sale of the product will materially adversely affect Distributor's sale of Products hereunder.

          (3) Under no circumstances shall Distributor have any obligation to purchase any minimum quantity of Products or class of Products.

          (b) Distributor hereby accepts such grant, subject to the following conditions and limitations:

          (1) During the Term of this Agreement, except as expressly provided pursuant to the transition services arrangements (as in effect as of September 15, 1995) between Distributor and VWR pursuant to the VWR Purchase Agreement, neither Distributor nor any of its Affiliates shall, directly or indirectly: (i) manufacture, sell, lease, solicit orders for or otherwise distribute in the Exclusive Territory any product that is competitive with any of the Products; or
(ii) operate, manage, advise, or otherwise assist in any manner (in each case, either alone or in association with any other person) any person in the manufacture, leasing or sale within the Exclusive Territory of products that are competitive with the Products; (iii) purchase more than a ten percent (10%) interest in a company whose annual gross revenues from the manufacture, lease or sale in the Exclusive Territory of products competitive with Products exceeds fifty million dollars ($50,000,000); or (iv) own more than a ten percent (10%) equity interest in a company whose annual gross revenues from the manufacture, lease or sale in the Exclusive

Territory of products competitive with Products exceeds an amount equal to fifty million dollars ($50,000,000) times a fraction (A) the numerator of which is the value of the consumer price index for medical products in effect on the most recent month for which such index is available at the time of the acquisition of such interest and (B) the denominator of which is the value of such index as of December 14, 1994. Notwithstanding the foregoing: (x) nothing in this Agreement shall prohibit Distributor or any of its Affiliates from continuing to sell, solicit orders for or otherwise distribute the products referred to on Exhibit C
                                                                       ---------
hereto, which Distributor is selling, soliciting orders for or otherwise distributing as of the date hereof and which are competitive with the Products; and (y) Distributor may purchase, store and sell competitive products not normally carried for non-Valuelink customers to customers as a part of the Valuelink program; provided Distributor does not: (i) advertise or promote the
                   --------
sale to a Valuelink customer of any such competitive product; (ii) pay any commission to its sales representative having responsibility with respect to such sale; and (iii) receive from the vendor of the competitive product a margin and/or fees greater than Distributor's best reasonable estimate of its variable costs for handling such product. For the purposes of this Agreement, the Valuelink program shall be understood to be that program administered under a separate service contract that displaces the "General Stores" inventory through provision of a broad range of medical/surgical and laboratory products utilizing just-in-time deliveries in low-unit-of-measure quantities.

          (2) Distributor may distribute Products hereunder through sub-distributors provided the dollar volume of Products sold to sub-distributors in
             --------
any year does not exceed twenty percent (20%) of the dollar volume of all Products sold by Distributor in the year.

          (3) Except as may be agreed otherwise in writing by the parties, neither Distributor nor any of its Affiliates or sub-distributors shall directly or indirectly sell, solicit orders for or otherwise distribute to any customer located outside of the Exclusive Territory, any Product purchased by Distributor hereunder.

          (4) Neither Distributor nor any of its Affiliates shall grant, or cause any of its subdistributors to grant, any warranty or similar right with respect to the Products that is different from or additional to the warranty set forth in Section 6(s), or enter into any service contract on behalf of Supplier utilizing any form not approved by Supplier, without the prior written consent of Supplier. To the extent Distributor or any of its Affiliates or subdistributors grants, or is deemed to have granted, any such warranty or right, or enters into any such service contract, Distributor shall be solely responsible therefor, it being understood that the purpose of this sentence is to allocate responsibility between Distributor and Supplier and not with respect to any other party.

          (c) New Products may be added to this Agreement and Products may be deleted from this Agreement only by mutual written agreement of the parties;

provided Distributor shall add coagulation instruments offered by Supplier as a
--------
replacement for the MLA Instruments if Distributor is offered a gross profit margin of 15% on such coagulation instruments. Notwithstanding the foregoing, Supplier may, upon giving ten (10) days written notice to Distributor delete from Exhibit A and this Agreement any Product, the manufacture and sale of which
     ---------
has been generally discontinued by Supplier in the Exclusive Territory.
Supplier shall consult with Distributor in connection with the selection or development of a substitute for any generally discontinued Product. If Supplier generally discontinues selling any class of Instruments utilizing captive reagent systems (other than Stratus or Paramax Instruments), Distributor may thereafter sell, solicit orders for or otherwise distribute instruments and reagent systems of a competitive manufacturer.

          (d) Notwithstanding the foregoing provisions of this Section 2, this Agreement shall not prohibit: (i) Supplier from distributing Products within the Exclusive Territory otherwise than through Distributor to the extent and during the time that Distributor shall be unable to so distribute Products because of any matter referred to in Section 10 or because Distributor is otherwise prohibited legally from selling Products to any customer or class of customer;
(ii) Supplier from distributing Products to Industrial Customers within or outside the Exclusive Territory after September 15, 1995 (it being understood that Distributor and VWR have a co-exclusive right to distribute Products to Industrial Customers of the type described on Exhibit B-2 and Supplier shall not
                                              -----------
have the right to distribute Products to such customers); (iii) Distributor or its Affiliates from distributing Products that are competitive with the Products within the Exclusive Territory to the extent and during the time that Supplier shall be unable to deliver Products to Distributor because of any matter referred to in Section 10 or because Supplier is otherwise prohibited legally from selling Products to Distributor; (iv) Distributor or its Affiliates from selling, soliciting orders for or otherwise distributing anywhere in the world products that are not competitive with the Products; or (v) Distributor or its Affiliates from selling, soliciting orders for or otherwise distributing outside the Exclusive Territory products that are competitive with the Products, except as may be provided otherwise in the Purchase Agreement.

          (e) In the event Supplier terminates this Agreement with respect to any Products pursuant to Section 8(c)(ii) hereof, subsection 2(b)(1) shall be of no further force or effect with respect to such terminated Products from and after the earlier to occur of: (i) the six-month anniversary of the effective date of such Product termination and (ii) the expiration of the term of this Agreement (as used in this subsection 2(e), the earlier of clauses (i) or (ii) shall be deemed to be the "Termination Date"). From the effective date of such Product termination through the Termination Date, Supplier shall sell such terminated Products to Distributor on a non-exclusive basis and otherwise in accordance with the terms of this Agreement. Thereafter, Supplier shall have no obligation to sell such terminated Products to Distributor except as set forth in Section 9(a) or Section 9(b).

          (f) In the event Distributor terminates this Agreement with respect to any Products pursuant to Section 8(c)(i) or 8(d) hereof, subsection 2(b)(1) shall be of no further force or effect with respect to such terminated Products from and after the earlier to occur of (i) the twelve-month anniversary of the effective date of such Product termination and (ii) the expiration of the Term of this Agreement (as used in this subsection 2(f), the earlier of clauses (i) and (ii) shall be deemed to be the "Termination Date"). From the effective date of such Product termination through the Termination Date, Supplier shall sell such terminated Products to Distributor on a non-exclusive basis and otherwise in accordance with the terms of this Agreement. Thereafter, Supplier shall have no obligation to sell such terminated Products to Distributor except as set forth in Section 9(a) or Section 9(b).

          (g) If, at the time of enforcement of any provision of this Section 2, a court shall hold that the duration or scope of such provision is unreasonable under circumstances then existing, Supplier and Distributor agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope.

          (h) Supplier and Distributor each recognize and affirm that in the event of a material breach of any of the non-competition provisions of this
Section 2, money damages would be inadequate and the damaged party would have no adequate remedy at law. Accordingly, Supplier and Distributor each agree that the damaged party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the breaching party's obligations not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the non-competition provisions of this
Section 2.

3.  Term and Renewal.
    ----------------

          The initial term of this Agreement shall begin on the date of this Agreement and end on December 31, 1999; provided that the Term of this Agreement
                                        --------
shall be automatically renewed for an additional two (2) year term, and thereafter for additional and successive terms of one (1) year each, unless and until such initial or additional term is terminated as provided in Section 8 of this Agreement. References in this Agreement to "the date of this Agreement" or words of similar import shall be deemed to mean December 16, 1994. The amendment and restatement of this Agreement embodied herein shall be deemed effective as of September 15, 1995.

4.  Prices.
    ------

          (a) The pricing provisions for all Products are set forth in Sections 4(a) through 4(d) herein. From the date of this Agreement, the initial invoice price for each Product sold by Supplier to Distributor shall be determined by Supplier. Supplier may increase or decrease the initial invoice price of any Product effective on the first day of any calendar year after 1995 by giving written notice to Distributor at least ninety (90) days prior to the effective date of the change, except Supplier may change the initial invoice price with respect to the Burdick & Jackson class of Products at the time of the execution of the amendment and restatement contemplated hereby. Supplier shall honor Distributor's purchase orders received by Supplier prior to the effective date of the price change and sell Products at the prices in effect when such orders were placed; provided any orders placed by Distributor during such ninety (90)
             --------
day period do not exceed one hundred ten percent (110%) of the orders placed for such Products during the three (3) month period immediately preceding the date of the notice, unless Supplier offers Distributor a volume purchase incentive during the ninety (90) day period in which case the foregoing limit shall not apply.

          (b) Under the Vendor Rebate system, and subject to the provisions of
Section 4(b)(6), Distributor shall be entitled to receive from the sale of Products the guaranteed gross profit margins set forth in Exhibit A for each
                                                          ---------
class of Products, and the price paid by Distributor shall be determined from the "Actual Selling Price." It is anticipated that the "Actual Selling Price" minus the initial invoice price for each Product will produce a difference greater or less than the guaranteed gross profit margin (stated in dollars) for the Product. For the purposes of this Section 4, the "Actual Selling Price" shall be the price (excluding taxes and other add-on charges) actually charged to the customer in the case of a Product sold by Distributor, or the price used to determine the lease payments in the case of a Product leased by Distributor to a customer. If that difference is less than the guaranteed gross profit margin (stated in dollars), Distributor will be entitled to a rebate from Supplier. If that difference is greater than the guaranteed gross profit margin (stated in dollars), Supplier will be entitled to an additional payment from Distributor. The rebates due Distributor and additional payments due Supplier will be calculated in the following manner for each transaction:

          (1) If the difference is less than or equal to the guaranteed gross profit margin (stated in dollars), the amount of the rebate shall be equal to the difference between: (i) the invoice price; and (ii) the product of the Actual Selling Price times the difference between 1.0 and the guaranteed gross profit margin for the Product, as indicated in the following formula:

                 Invoice     |   Actual   (          Guaranteed   )|
    Rebate =               - | Selling  X ( 1.0  -   Gross Profit )|
                  Price      |  Price     (           Margin      )|

          (2) If that difference is greater than the guaranteed gross profit margin (stated in dollars), the additional payment due Supplier shall be equal to the difference between: (i) the product of the Actual Selling Price times the difference between 1.0 and the guaranteed gross profit margin for the Product; and (ii) the invoice price, as indicated in the following formula:

    Additional    |   Actual   (          Guaranteed   )|    Invoice
    Payment    =  | Selling  X ( 1.0  -   Gross Profit )| -   Price
                  |  Price     (           Margin      )|



     For the purposes of the above formulas, the guaranteed gross profit margin shall be stated as a decimal.

     (3) Within ten (10) days after the end of each month, Distributor shall provide to Supplier a report identifying the Products in each class sold by Distributor during the month. This report will show total rebates due Distributor and additional payments due Supplier with respect to all sales of each class of Products by customer. The rebates and additional payments will be netted against each other, and an amount owed to or to be paid by Distributor shall be determined.

     (4) Distributor shall be entitled to its full gross profit margin with respect to any Products in inventory on the effective date of this Agreement, including inventory that has been paid for by Distributor and shipped by Supplier, but that has not yet been received by Distributor.

     (5) With respect to intracompany transfers of Products by Distributor to its Affiliates which shall be for such Affiliates' own use and not for resale to any non-Affiliate, the "Actual Selling Price" of such Products at the time of the transfer shall be deemed to be the Average Selling Price realized by Distributor on sales to customers for the calendar year immediately preceding.

     (6) If due to market conditions or otherwise, Distributor determines that it needs to price a Product to a customer at an Actual Selling Price that will produce a gross profit margin less than the guaranteed gross profit margin for the Product at the initial invoice price then in effect, Distributor may request that Supplier pay a rebate under the formula set forth in Section 4(b)(1) sufficient to yield the guaranteed gross profit margin. Approval of any such rebate must be obtained from Supplier in advance of Distributor's execution of a pricing agreement with a customer; provided that with regard to pricing
                                   --------
agreements in effect between Distributor and its customers for such Products as of the date of this Agreement, Supplier hereby agrees that the price to Distributor for all Products resold under such agreements shall be equal to the agreement price in effect on the date of this Agreement, less the guaranteed gross profit margin times that price. Unless Supplier agrees in writing to lower the price to Distributor, that price to Distributor will remain firm throughout the term of Distributor's agreement with each customer even if Distributor agrees to lower the price to such customer.

     (7) If MLA's price to Supplier for MLA disposables is higher than list price multiplied by .85, the parties will negotiate in good faith to determine how the parties will share the losses incurred in connection with the distribution of such MLA disposables to such customers.

          (c) Supplier agrees to provide Distributor a rebate advance calculated for each class of Products that Distributor stocks. The amount of the rebate advance will equal Distributor's inventory value for the class of Products at month end minus Distributor's account payable to Supplier for that class of Products at month end, multiplied by the average rebate percentage for that class of Products. (No advance will be due if the result is a negative number.) The average rebate percentage for a Product class will equal the total net rebates requested for the prior calendar quarter (rebates requested minus additional amounts owed, if any), divided by the sum of Distributor's cost of sales of such class for the quarter plus the total net rebates requested. The first such calculation will be made sixty (60) days after the parties convert from the use of the Top-to-Bottom approach to the Vendor Rebate approach, and will be reviewed at the beginning of each subsequent calendar quarter and adjusted as necessary based upon the rebate experience for the quarter just ended.

          (d) The invoice prices to Distributor for all Products under this Agreement shall not include any transportation charges, state sales taxes, or any other sales, use, inventory, delivery, value added or like taxes of any federal, state or local government, however imposed. Except for samples of Products provided by Supplier to customers or Instruments that are the subject of operating leases between Supplier and customers, Distributor shall be responsible for all such charges and taxes and shall pay Supplier any and all taxes which Supplier is required to collect or pay with respect to the sale, lease, distribution or use of Products under this Agreement. The Supplier shall own and be responsible for paying property taxes on all operating leases (including Instruments leased to customers under operating leases) that Supplier carries as fixed assets.

5.   Distributor's Duties.
     --------------------

          Distributor shall:

          (a) Continue to supply Products to existing customers (other than Industrial Customers after September 15, 1995 that are not Baxter Industrial Customers) of the Business in the Exclusive Territory pursuant to all contracts, commitments or other arrangements in effect as of the date of commencement of distribution activities under this Agreement. In connection therewith, Distributor shall be responsible for: (i) purchasing all Instruments that are leased to customers under capital equipment leases and assuming rights and obligations under such leases (except that Distributor may assign such leases to a third party leasing company); (ii) paying all rebates to customers with respect to Products pursuant to "Corporate Program" rebate agreements in effect on the commencement of distribution activities under this Agreement; and (iii) paying all other rebates and administrative fees owed under existing agreements with the group purchasing organizations or multi-hospital systems identified in Exhibit D; provided
                                                      ---------  --------
Distributor shall be entitled to charge back to Supplier the rebates and administrative fees set forth in Exhibit D for such programs.
                                 ---------

          (b) Submit orders for Products on Distributor's standard purchase order form or other means utilized by Distributor prior to the commencement of distribution activities hereunder, or through such other form or means as may be mutually agreed to in writing by the parties prior to its use; provided,
                                                               --------
however, that unless agreed in writing to the contrary, no provision of
-------
Distributor's standard purchase order form, Supplier's acknowledgment or invoice forms, or other forms of either party shall have any effect.

          (c) Deliver payment via electronic funds transfer (or wire transfer if electronic funds transfer is not available) for orders of Products (other than Products included in single lot QAP inventory programs) and other amounts due under this Agreement so that such funds are available to Supplier at the close of business on the 15th of each month, or the first business day thereafter if the 15th is not a business day, for any invoices issued during the prior month and any supplemental invoices covering such month. The payment period for the purposes of the preceding sentence shall begin on the date of Supplier's invoice. With respect to the Products included in the single lot QAP inventory programs, the payment terms to Supplier shall be set to match the Distributor's Inventory Days on Hand (DIOH). At the commencement of this Agreement the payment terms for QAP Products shall be set at two hundred fifty-six (256) days. The foregoing two hundred fifty-six (256) day period shall be reviewed on June 30, 1995 and on each six-month anniversary occurring thereafter and adjusted based on the previous twelve month's average monthly DIOH. For the purposes of this Section 5(c), Distributor's QAP inventory shall be valued at the initial invoice price with respect to Products purchased under Section 4(b). A single lot QAP inventory program shall be any single lot of control Products purchased for a specific customer and maintained in inventory by Distributor in order to meet customer requirements for maintaining consistent manufacturing lot usage. Distributor shall pay interest to Supplier on any overdue payment under this Agreement at a rate per annum equal to the prime rate of interest published from time-to-time by the Wall Street Journal.
                         -------------------

          (d) Whenever feasible, consult with Supplier in the modification and improvement of Products and the development of New Products.

          (e) Actively advertise, promote and distribute the Products to an extent no less reasonably favorable to the Products in comparison with other products purchased for resale by Distributor (as determined as of the date of this Agreement), by methods which in Distributor's reasonable judgment are suited for the marketing of such Products, including, but not limited to, the following:

     (1)  Promptly respond to customer requests for Product information.

     (2) Refer customers to Supplier's "800" hotline telephone service in response to inquiries from customers concerning the use and routine maintenance of Products and field service for repair or replacement of Products.

     (3) Accept returns of Products and deliver replacement of Products when and as reasonably requested by customers, including without limitation, reagents and other dated products included within the Products whose useful life has expired. Distributor's obligation to accept the return of an Instrument shall be subject to the provisions of Section 6(h). The cost of a return or replacement shall be paid by Supplier if the return or replacement is necessary due to Supplier's failure to deliver Products in accordance with its obligations to the customer or, as set forth in Section 6(p) or otherwise, to Distributor, or when otherwise agreed to by Supplier or its representatives.

     (4) Promptly and courteously resolve billing disputes with Supplier or customers.

     (5) When required by customers, provide single lot storage in excess of thirty (30) days of those reagents and control materials included in the single lot catalog numbers included in vendor codes FL and FM.

     (6) Coordinate the ordering of capital equipment Products with the installation of such Products, the ordering and installation of related ancillary equipment and any other processing necessary to complete such orders in each case in a timely manner consistent with past practice.

     (7) Promote the sale of service contracts for Instruments, such contracts to be entered into directly between Supplier and customers with Distributor acting as Supplier's agent for the purposes of executing such contracts on Supplier's behalf. Distributor shall be authorized to enter into such contracts for Supplier utilizing only the standard form of contract approved by Supplier and at no less than eighty percent (80%) of the list price established by Supplier therefor, unless another form or price is approved in advance and in writing by Supplier. Distributor shall be responsible for billing, collecting and remitting to Supplier all amounts due under such contracts. Distributor shall receive a fee for these services equal to one percent (1%) of all sums collected. Supplier shall assume the credit risk on all such contracts and shall be responsible for any collection efforts on overdue accounts. On accounts due for 120 days or more, and upon Distributor's request, Supplier shall forward to Distributor the outstanding overdue amounts.

     (8) Continue to administer the single lot program with respect to Products in the same manner and to the same extent as that program is conducted immediately prior to the commencement of distribution activities under this Agreement. If at any time Supplier is dissatisfied with the services provided by Distributor under this program, Supplier shall notify Distributor, and thereafter the parties shall meet to discuss Supplier's concerns and to develop a mutually agreed plan to address those concerns. The parties will follow the procedures or undertake other actions required by the agreed plan. Notwithstanding the foregoing, Supplier shall have the option to assume responsibility for the administration, stocking, and physical distribution of all single lot inventory programs for Products. If Supplier exercises this option (by delivery of written notice) on or before September 30, 1995, for each full year Supplier assumes responsibility for the single lot Program, Supplier shall receive a prepaid annual rebate of seven hundred sixty thousand dollars ($760,000), provided that such amount shall be prorated for partial years. If
            --------
Supplier exercises this option (by delivery of written notice) after September 30, 1995, for each full calendar year Supplier assumes responsibility for the single lot Program, Supplier will receive a prepaid annual rebate equal to forty thousand dollars ($40,000) times the number of persons who spent more than ninety percent (90%) of their time performing Distributor's single lot coordination function for the Dade class of Products, and whose positions will be eliminated as a result of Supplier's exercise of the option. Supplier will reimburse Distributor for all of Distributor's severance expenses arising out of the termination of Distributor's single lot coordinators solely as a result of the transfer, at any time, of these responsibilities to

Supplier. Such reimbursement will be based on Distributor's employee severance program then in effect. Supplier will assume responsibility six (6) months after exercising the option. During the six (6) month period between Supplier's notice and assumption of responsibility, Supplier and Distributor will develop a plan for transition to Supplier's centralized management and stocking system.
If during the Term of this Agreement, Supplier terminates this Agreement with respect to the Dade class of Products, Distributor shall no longer owe any such prepaid annual rebate.

     (9) Include Products in Distributor's catalogs and other promotional materials in such form and manner as Distributor deems reasonably appropriate.

     (10)  Display Products in certain trade shows under the terms set forth in

Exhibit E, and at such other trade shows and Distributor's national and regional
---------
sales meetings in such form and manner as Distributor deems reasonably appropriate.

     (11) Share with Supplier information in Distributor's possession about the Products and their ability to compete in the Exclusive Territory and to meet customers' needs.

     (12) Continue to offer and administer the "Advantage Now" ("Ad Now") program offered by Supplier's predecessor and Distributor during 1993, or such substitute program therefor as Distributor deems appropriate in order to respond to generally prevailing market conditions.

     (13) Continue to include Products in Distributor's "Corporate Rebate Program" for its manufactured products, to the extent such program is offered to Distributor's customers. Distributor shall pay any rebates due customers under agreements entered into with respect to such program.

     (14) Distributor shall pay rebates and national administrative fees, and be permitted to charge back to Supplier such rebates and fees, owed under agreements with group purchasing organizations and multi-hospital systems entered into by Distributor after the date of this Agreement, provided Supplier
                                                              --------
approves the inclusion of Products and payment of rebates thereunder before Distributor enters into any such agreement.

     Notwithstanding the foregoing after September 15, 1995 Distributor shall have no obligations under this Section 5(e) with respect to Industrial Customers, except that Distributor shall promote and distribute the Products to the Baxter Industrial Customers existing at September 15, 1995 or that become customers of Distributor from time to time thereafter (so long as such customers are of the type described on Exhibit B-2)
                                                                   -----------
to the extent reasonably necessary to service and retain such customers in accordance with historical practices (it being understood that Distributor shall not be required to publish separate catalogs or other promotional materials or undertake any other action directed at marketing the Products solely to Industrial Customers).

          (f) Use Supplier's trademarks and trade names only in connection with the Products and subject to the terms of this Agreement, including but not limited to Section 7 hereof.

          (g) Cooperate with Supplier in providing annual and "as required" training with respect to the Products for Distributor's sales representatives and members of its multihospital/group selling organization and its account management organization.

          (h)  Stock inventories of the Products that are listed in Exhibit A as
                                                                    ---------
required to be stocked by Distributor at such locations and in sufficient quantities in order to provide service levels at least equal to the service levels achieved immediately prior to the commencement of distribution activities under this Agreement as determined on a monthly basis. Either party's obligation to provide any other level of service shall be subject to mutual agreement of the parties.

          (i) Store Products only in a manner consistent with applicable manufacturer's specifications in order to prevent damage to or deterioration of Products.

          (j) Give Supplier ten (10) days written notice of any and all proposed returns of Products to Supplier. Distributor shall not return any Products to Supplier without Supplier's prior written approval. Distributor shall use reasonable efforts to resell any returned Instrument that has been refurbished by Supplier to like-new condition. The price to Distributor of any returned Instrument shall be equal to the amount credited to Distributor with respect to such Instrument under Section 6(h) plus Supplier's cost of refurbishment.

          (k) Develop and periodically update a target customer list identifying qualified prospective purchasers of instrument systems included in the Products.

          (l) Except as otherwise provided herein, Distributor shall offer to its personnel such incentives and compensation programs as Distributor deems reasonably appropriate.

     (1) For the period beginning from the date of execution of this Agreement through December 31, 1994, Distributor shall offer those incentives and compensation programs identified in Exhibit F.
                                    ---------

     (2) Beginning on January 1, 1995 and continuing throughout the Term of this Agreement, Distributor shall pay commissions to its "Distribution Representatives" equal to two percent (2%) of Distributor's guaranteed gross profit margin from the sale of Products. For the purposes of this Section 5(l)(2), the term "Distribution Representative" shall be a sales representative of Distributor who is primarily responsible for, and whose compensation is primarily based upon, providing efficient and effective distribution services to hospitals, research institutions and reference laboratories (other than sales representatives who make direct sales to hospitals through Distributor's telemarketing system). In addition, Supplier may request Distributor to pay to its Distribution Representatives and telemarketing sales representatives up to three million three hundred thousand dollars ($3,300,000) in additional annual compensation with respect to sales of Products. Such additional compensation may consist of commissions, Instrument spiffs, bonuses or other incentives. The terms of any such program shall be specified by Supplier and implemented by the agreement of Distributor, which agreement will not be unreasonably withheld. Supplier shall reimburse Distributor for the excess of any such additional compensation paid in a year over the annual allowance for the year provided to Supplier under the Purchase Agreement. Supplier shall make its request for any such additional compensation program at least ninety (90) days prior to the beginning of any year in which such program is to be implemented, except that for 1995, such request will have been made, if at all, under the terms of the Purchase Agreement. If Supplier provides any such additional compensation, one million dollars ($1 million) of such additional compensation (or the total amount if less than one million dollars ($1 million) is to be provided) shall be budgeted for an incentive or incentives, and the structure and rates for such incentive or incentives shall remain constant during the year. Supplier shall provide as much information as is reasonably possible about the structure, rates, and timing of its plans for additional incentives utilizing the amount of budgeted additional compensation in excess of one million dollars ($1 million), provided that the provision of such information shall not limit Supplier's right
--------
to modify such additional incentives. The purpose of the incentive compensation program for Products described in this subsection (including the three million three hundred thousand dollars

($3.3 million) in additional annual compensation) is to establish an incentive compensation program that is relatively favorable to the Products as compared to other incentive compensation programs for other emphasis products distributed by Distributor. During the Term, if any change is made to Distributor's incentive compensation programs for other emphasis products that results in an adverse change in the relatively favorable status of the incentive compensation program for the Products (including, without limitation, changes in compensation rates or changes in participation eligibility), then Supplier and Distributor shall negotiate in good faith to restructure the incentive compensation program for Products in order to restore such relatively favorable status. For purposes of this paragraph, incentive compensation programs shall include any compensation or other benefits directly or indirectly offered by third parties including, without limitation, travel and vacation award programs.

          (m) Obtain and maintain for one (1) year following the expiration or termination of this Agreement, product liability insurance (containing either a vendor's endorsement or contractual liability coverage referencing the indemnification provisions contained in Section 5(q) hereof) on all Products with insurers reasonably satisfactory to Supplier with minimum limits of $1,000,000/$3,000,000 for bodily injury and $300,000 for property damage and immediately furnish to Supplier a certificate of insurance issued by the insurance carrier evidencing the foregoing endorsements, coverages and limits and that such insurance shall not be cancelable without at least fifteen (15) days prior written notice to Supplier; provided, however, that Distributor may
                                       --------  -------
satisfy its obligations under this Section 5(m) through its self-insurance program.

          (n) Comply (or cause compliance) in all material respects with all existing and future federal, state or other laws and regulations applicable to the conduct of Distributor's business or the possession, use and sale to its customers of Products pursuant to this Agreement, including, but not limited to, the following:

     (1) Give prompt written notice to Supplier if Distributor should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation in any material respect of any applicable federal, state or other law or regulation, including, but not limited to, any violation which would reasonably likely require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any federal, state or other regulatory approval with respect to any Product or its sale hereunder or give rise to a claim against Supplier by any person.

     (2) Make prompt return of any and all Products affected by holds or recalls, if so requested by Supplier.

     (3) Not alter, remove or otherwise modify the packaging, labeling or product insert sheets furnished by Supplier for the Products.

     (4) Keep appropriate records of all lot coded Products other than Instruments and serial numbered Instruments distributed to customers.

          (o) On or before the fifteenth (15) day after the end of each month of the Term, provide Supplier with a sales trace file in a format to be mutually agreed upon, including, but not limited to, information by customer with respect to all invoices and credits issued to such customer. Supplier shall pay an annual fee of one hundred fifteen thousand dollars ($115,000) for these files. Provide to Supplier sales reports and such other information as Distributor generates in the ordinary course of business immediately prior to the commencement of distribution activities under this Agreement (other than any such reports or information with respect to Industrial Customers that are not Baxter Industrial Customers); provided, the format of such reports may be
                              --------
changed from time to time by Distributor so long as any such change is implemented by Distributor in the ordinary course of business and generally applicable to other product lines distributed by Distributor; and provided
                                                                  --------
further, the content of such reports may be changed with the consent of
-------
Supplier, which consent will not be unreasonably withheld.

          (p) Provide Supplier's personnel with reasonably adequate office, product service and parts warehouse space and related office support at Distributor's facilities; provided that, unless otherwise agreed to by Supplier
                          --------
and Distributor, Supplier shall reimburse Distributor for the direct costs to Distributor of such space and support except that Supplier shall not be charged for non-exclusive use of common areas or any overhead costs. Such costs are currently one thousand dollars ($1000) per month per single office and related copying, facsimile, telephone and voice mail services; one dollar and twenty five cents ($1.25) per ft/2/ per month for product service work space; forty two cents ($0.42) per ft/2/ per month for warehouse space; one thousand dollars ($1,000) per month per secretary shared with one or two other persons, if Supplier requests such secretarial support.

          (q) Distributor shall indemnify and hold harmless Supplier and its successors, assigns, directors, officers, employees, (all of the foregoing being collectively referred to in Section 12 as "Indemnified Persons") with respect to all liabilities, damages, losses and expenses, including reasonable attorney's fees, arising out of third party claims for personal injury, wrongful death or property damage to the extent such claims are caused by any wrongful or negligent act or omission by Distributor (or its employees or other agents, including subdistributors) in its performance of the terms of this Agreement;

provided that Section 12 shall apply to any claim, arbitration proceeding or
--------
court suit made or brought by any third party as to which any Indemnified Person intends to claim indemnification under this Section 5(q); and provided further,
                                                              -------- -------
that this Section 5(q) shall not apply to any claim, liability, damage, loss or expense to the extent that Supplier is responsible therefor under this Agreement, including, but not limited to, any of the foregoing caused by Supplier's negligence or any failure of the Products to meet any product claim made in Supplier's labeling or product insert sheets.

          (r) During the Term, Distributor shall provide to Supplier, for Supplier's internal use only and not for resale, laboratory supply products manufactured by Baxter and its Affiliates. Supplier shall pay Distributor's actual cost for such laboratory supply products manufactured by Baxter and its Affiliates.

          (s) Historically Supplier has distributed through Distributor a line of immunology/serology/parasitology products that it did not manufacture, including ImmunoScan Line, Trans-Caddy Line, and RDT/PAC BIO Cards. As compensation for the lost revenue to Supplier due to the transfer to Distributor of all rights, responsibilities, benefits and liabilities relating to these product lines, Distributor agrees to pay to Supplier three hundred thousand dollars ($300,000) on or prior to the fifteenth day of the first month of each calendar quarter during which this Agreement remains in effect with regard to the MicroScan class of Products.

          (t) In return for inclusion of Instrument Laboratories blood gas controls as competitive products that Distributor may sell (see Exhibit C),
                                                                ---------
Distributor agrees that if during the Term of this Agreement with regard to the Dade Controls class of Products, one of the customers identified on Exhibit H
                                                                    ---------
ceases purchasing Dade blood gas controls and begins purchasing Instrument Laboratories blood gas controls (or, thereafter, any other blood gas controls distributed by Distributor), Distributor will pay to Supplier within 30 days of the end of each calendar quarter an amount equal to Supplier's lost standard gross profit on such sales of Dade blood gas controls for such calendar quarter (determined based upon sales of an equivalent volume of such Instrument Laboratories or other blood gas controls). Such payments will continue during the period that this Agreement is in effect with regard to the Dade controls class of Products for so long as such customer continues to purchase blood gas controls from Distributor. Distributor will not solicit sales of Instrument Laboratories blood gas controls to any of the customers listed on Exhibit H, but may sell Instrument Laboratories products to
                    ---------
such customers who have been solicited by Instrument Laboratories.

6.  Supplier's Duties.
    -----------------

          Supplier shall:

          (a) Ship all Products as directed by Distributor in accordance with the following:

     (1) All Products shipped to Distributor by Supplier shall be shipped collect, F.O.B. Origin; provided, however, Distributor shall be entitled to
                        --------- -------
charge back to Supplier as a part of the monthly reconciliation under Section 4(b) Distributor's inbound freight costs pursuant to the formula and procedures utilized by Distributor immediately prior to the commencement of distribution activities under this Agreement. Distributor shall calculate the inbound freight charge back so that, given the same volume and Product mix, the dollar amount of the inbound freight charged back to Supplier will be the same amount charged under the method used immediately prior to the date of this Agreement, plus a percentage increase or less a percentage decrease equal to the percentage increase or decrease in Distributor's total combined costs of commercial freight and in the operation of Distributor's inbound freight program.

     (2) All Products shipped directly to Distributors' customers by Supplier ("drop shipments") shall be shipped F.O.B. Destination, Prepaid and Add, with Supplier adding the freight charges for such shipment to its invoices to Distributor; provided, however, that if Supplier utilizes any carrier or mode of
             --------- -------
transportation at the request of a customer or otherwise that is different from the carrier or mode customarily utilized for these purposes immediately prior to the commencement of distribution activities hereunder and which have not approved in advance by Distributor, Supplier shall be responsible for the increased cost in utilizing the carrier or mode it selects.

          (3) Title and risk of loss of all Products will pass to Distributor upon Supplier's delivery of such Products either to a carrier or directly to Distributor.

          (4) Supplier shall cooperate with Distributor or customers in pursuing claims for loss or damage to Products in transit.

          (5) Any deviation from the foregoing provisions of this Section 6(a) must be agreed upon by both Supplier and Distributor prior to shipment.

          (6) Adequately package and deliver Products to a common carrier or directly to Distributor.

          (b) Promptly refer all inquiries for the Products from customers (other than Industrial Customers after September 15, 1995 that are not Baxter Industrial Customers) in the Exclusive Territory to Distributor.

          (c) Advertise and promote the Products in such form and manner as Supplier deems appropriate.

          (d) Except as to Burdick & Jackson Products, assume responsibility for all operating leases in effect on the date of this Agreement. Supplier will continue to offer such operating leases as Supplier deems appropriate in its sole discretion, it being understood that if a customer does not wish to purchase an Instrument or lease an Instrument from Distributor under a capital lease, and if Supplier does not wish to offer an operating lease to such customer, the parties may lose the benefit of the sale of reagents for the Instrument to such customer.

          (e) Pay for factory returns, sample accounts and any amounts due under Section 4 on net thirty (30) day terms. The payment period for the purposes of the preceding sentence shall begin on the date of Distributor's invoice. Supplier shall pay interest to Distributor on any overdue payment under this Agreement at a rate per annum of equal to the prime rate of interest published from time-to-time by the Wall Street Journal.
                                   -------------------

          (f) Promptly and courteously resolve billing disputes with Distributor and provide Distributor such information or assistance as Distributor may reasonably require to resolve billing disputes with customers or freight claims with carriers.

          (g) Provide, in a manner consistent with past practice, at Supplier's expense, all repair and maintenance services for Instruments, including without limitation: (i) the major overhaul and repair of such Products; (ii) in-warranty repair service in accordance with
Section 6(s) at no cost to Distributor; (iii) out-of-warranty repair service pursuant to service contracts between Supplier and customers; provided Supplier
                                                              --------
may charge back to Distributor the difference between eighty percent (80%) of Supplier's regular list price for contract services and the actual fee in the contract for any contract where Distributor has negotiated a fee with the customer more than twenty per-cent (20%) lower than Supplier's regular list price; (iv) out-of-warranty repair services on an as-needed fee-for-service basis for Products not subject to any service contract; (v) installation of Instruments as requested by Distributor at customer or demonstration sites; (vi) reasonable refurbishment of Supplier's demonstration products; and (vii) "800" telephone hot line service to respond to inquiries from customers concerning the use and routine maintenance of Products and field service for repair and replacement of Products. Supplier shall maintain a price list for all service contracts and other out-of-warranty service charges to customers, and give Distributor, and customers where applicable, at least ninety (90) days advance written notice of any change in such prices. Supplier shall maintain adequate facilities, personnel and inventories of spare parts to enable it to provide these repair and maintenance services. Some or all of the facilities and personnel required to provide such services may be located at space in Distributor's facilities pursuant to Section 5(p) hereof.

          (h)  Accept the return of an Instrument: (i) from a customer; provided
                                                                        --------
Supplier has approved any such return and Distributor's credit to the customer in advance; (ii) from Distributor in a case where Distributor has leased the Instrument to a customer under a capital lease, the customer has defaulted on the lease on account of the customer's bankruptcy, and Distributor repossesses the Instrument. With respect to returns on account of a customer's bankruptcy, Supplier shall credit Distributor an amount equal to the unamortized net book value of the Instrument less, for Paramax Instruments only, that portion of the gross profit realized by Distributor and paid by such customer. The Instrument will then be refurbished by the Supplier and resold to Distributor when and as Distributor obtains a customer for the same. Distributor shall use its reasonable efforts to resell such refurbished Instrument and Distributor and Supplier shall share equally in any profit or loss arising out of such sale. Supplier shall credit Distributor for each Instrument returned for other reasons at the price at which Distributor issues its credit to the customer less the original gross margin percent applicable to the returned Instrument; provided
                                                                     --------
Distributor has used its best reasonable efforts to maintain the goodwill of the customer and to place a substitute Instrument with the customer.

          (i) Reimburse Distributor at Distributor's cost for all outdated Products shipped after the date of this Agreement included within the Dade QAP and College of American Pathologists ("CAP") programs and the single lot reagents associated with those programs. For any Product (excluding Dade QAP, CAP and associated single lot reagents) delivered to Distributor after the date of this Agreement with at least six (6) months of shelf-life remaining at the date of delivery, Supplier and Distributor shall share, on a fifty-fifty basis, the cost of Products returned by customers due to their inability to use such Products prior to the labelled expiration dates. The maximum amount subject to such sharing shall be two hundred thousand dollars ($200,000) per year; accordingly, the maximum reimbursement from Supplier to Distributor shall be one hundred thousand dollars ($100,000) per year. For any Product (excluding Dade QAP, CAP, and associated single lot reagents) delivered to Distributor after the date of this Agreement with less than six (6) months of shelf life remaining at the date of delivery, Supplier shall reimburse Distributor for any expired Products at Distributor's cost, provided that Distributor shall use its best
                                --------
efforts to sell such Products to customers to maximize usage prior to the expiration date. Supplier acknowledges that, at the time a Product is sold by Distributor to a customer, Distributor will not be able to determine what the shelf life of the Product was at the time such Product was received by Distributor, even though Distributor will be able to determine the remaining shelf life. Therefore, to receive such reimbursement from Supplier, Distributor shall document that Distributor received, at its relevant distribution center, appropriate quantities of that specific catalog number and lot number of Product with less than six (6) months shelf life. For any Product drop-shipped by Supplier directly to a customer that cannot be used by such customer prior to the expiration date, Supplier shall negotiate with customer regarding whether such Product shall be replaced at Supplier's expense. Distributor shall pay the transportation costs for any Products returned by Distributor under this Section 6(i).

          (j) Furnish Distributor, at no cost to Distributor, reasonable quantities of sales literature, product insert sheets, customer instruction manuals and catalogs for each Product, as well as photographs of Products and camera-ready artwork for such materials.

          (k) Allow Distributor to inspect Supplier's facilities during normal business hours for the purpose of determining adherence to quality assurance and regulatory compliance standards.

          (l) Furnish to Distributor, when reasonably requested by Distributor from time to time and at no cost to Distributor, reasonable quantities of original factory outer cartons and packaging materials.

          (m) Obtain and maintain for one (1) year after the termination of this Agreement product liability insurance (containing either a vendor's endorsement or contractual liability coverage referencing the indemnification provisions contained in Section 6(t) hereof) on all Products with insurers reasonably satisfactory to Distributor with minimum limits of $1,000,000/$3,000,000 for bodily injury and $300,000 for property damage and immediately furnish to Distributor a certificate of insurance issued by the insurance carrier evidencing the foregoing endorsements, coverages and limits and that such insurance shall not be cancelable without at least fifteen (15) days prior written notice to Distributor; provided, however, that Supplier may
                                          --------  -------
satisfy its obligation under this Section 6(m) through a self-insurance program.

          (n) Comply (or cause compliance) in all material respects with all existing and future federal, state, or other laws and regulations applicable to the conduct of Supplier's business or the manufacture, packaging, labeling and sale to Distributor of Products pursuant to this Agreement, including, but not limited to, the following:

     (1) Give prompt written notice to Distributor if Supplier should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation in any material respect of any applicable federal, state or other applicable law or regulation, including, but not limited to, any violation which would reasonably likely require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any federal, state or other regulatory approval with respect to any Product or its sale hereunder or give rise to a claim against Distributor by any person.

     (2) Give prompt written notice to Distributor of any and all Products affected by holds or recalls. If any Products are returned to Distributor by a customer or by Distributor to Supplier due to a recall or other manufacturing defect in the Products, Supplier shall reimburse Distributor the full price of such returned Products, whose expiration date has not expired, paid by Distributor under Section 4, plus the reasonable costs and expenses incurred by Distributor in returning such Products to Supplier, including without limitation all return transportation charges. Recalls shall be initiated by written notice from Supplier.

          (o)  Stock inventories of the Products that are listed in Exhibit A as
                                                                    ---------
required to be stocked by Supplier, at such locations and in sufficient quantities in order for Distributor and Supplier to provide service levels at least equal to the service levels achieved immediately prior to the commencement of distribution activities under this Agreement as determined on a monthly basis. Either party's obligation to provide any other level of service shall be subject to mutual agreement of the parties.

          (p) Except as agreed otherwise deliver Products to Distributor having expiration dates with no less than three (3) months of shelf life remaining from the date of delivery.

          (q) Assist Distributor's promotion activities under Section 5(e) hereof, including, but not limited to, having Supplier's personnel accompany Distributor's sales personnel on sales presentations at such times, at such places and with expenses of customers allocated as may be agreed upon from time to time by Distributor and Supplier. Supplier's assistance shall focus particularly on promoting the technical features, capabilities and benefits of Products. Supplier shall also provide customers from time to time with reasonable quantities of sample Products at no charge, and make demonstration Products owned by Supplier available from time to time for demonstrations at customers' facilities.

          (r) Develop and conduct training programs for Distributor's employees with respect to the Products at such times and at such places as may be agreed upon from time to time by Distributor and Supplier.

          (s)  Warrant to Distributor that: (i) all Products   sold to
Distributor or its customers pursuant to this Agreement shall not be adulterated or misbranded and the packaging or labeling thereof shall not be misleading within the meaning of applicable laws or regulations relating thereto; (ii) each Product shall be free from defects in material or workmanship and shall conform to the labeling and product insert sheets for the Product; and (iii) Supplier shall have good and marketable title to all such Products free and clear of all liens or encumbrances (other than any created by Distributor or its customers). The foregoing warranties shall commence on the date of delivery and receipt of the Products by Distributor in the case of Products shipped to Distributor, and on the date of delivery and receipt of Products by a customer in the case of Products drop shipped to a customer, and expire one (1) year thereafter (the "Warranty Period"), except that the Warranty Period for each Product the use of which is subject to an expiration date shall expire on the applicable expiration date. These warranties will not apply to any Product which has been modified, improved or refurbished other than by Supplier and will not cover any defect, malfunction or damage due to: (A) accident, neglect or willful mistreatment of the Product; (B) failure to properly store or handle a Product; (C) failure to use, operate, service or maintain the Product in accordance with Supplier's applicable operating and service manuals; or (D) failure to use or apply proper reagents or chemicals in or to the Product. Any Product which proves not to be in conformity with these warranties during the applicable Warranty Period will be repaired or replaced at the option and expense of Supplier. Supplier shall pay the reasonable transportation and other costs incurred by Distributor with respect to any Products returned to Supplier for repair or replacement under these warranties, or reimburse Distributor for any such costs.

     (1) THE FOREGOING WARRANTIES CONTAIN THE SOLE REMEDY FOR ANY DEFECT IN THE PRODUCTS. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL SUPPLIER BE LIABLE TO DISTRIBUTOR FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     (2) ANY LIABILITY OF SUPPLIER TO DISTRIBUTOR SHALL BE LIMITED TO THE TOTAL PRICE PAID BY DISTRIBUTOR FOR THE PRODUCTS WHICH ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR TRANSPORTATION AND OTHER DIRECT EXPENSES INCURRED BY DISTRIBUTOR WITH RESPECT TO SUCH PRODUCTS.

          (t) Supplier shall indemnify and hold harmless Distributor, its Affiliates and their respective successors, assigns, directors, officers, employees (all of the foregoing being collectively referred to in Section 12 as "Indemnified Persons") with respect to all claims, liabilities, damages, losses and expenses, including reasonable attorney's fees, caused by: (i) any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale or use of the Products pursuant to this Agreement; (ii) any actual or alleged breach of any warranty or obligation contained in Section 6(s) (subject to the limitations in Section 6(s) to the extent provided therein); (iii) any claim for personal injury, wrongful death or property damage arising out of the use of a Product; and (iv) any wrongful or negligent act or omission by Supplier (or its employees or agents) in its performance of the terms of this Agreement; provided that Section 12
                                                   --------
shall apply to any claim, arbitration proceeding or court suit made or brought by any third party as to which any Indemnified Person intends to claim indemnification under this Section 6(t); and provided, further,
                                             --------  -------
that this Section 6(t) shall not apply to any claim, liability, damage, loss or expense to the extent that Distributor is responsible therefor under this Agreement, including, but not limited to, any of the foregoing caused by Distributor's design, specifications, improper storage or handling of Products, or negligence.

          (u) Assist Distributor in refurbishing Instruments as required by the Agreement between Citicorp North America Inc. and Baxter Healthcare Corporation, Scientific Products Division, dated March 22, 1988 (the "Citicorp Agreement") and provide reasonable technical demonstrations and presentations in connection with remarketing such Instruments. To the extent not paid by Citicorp, Distributor will pay all such refurbishment costs.

          (v) At Distributor's request if agreed to by Supplier, act as sales agent for Distributor in connection with Distributor's resale and distribution of the Products throughout the Exclusive Territory, including providing sales quotations, sales support and Distributor's prices to Distributor's customers and executing sales and distribution contracts as agent for Distributor pursuant to operating guidelines, terms and conditions approved in advance and in writing by Distributor. In connection therewith, Supplier shall disclose to Distributor's customers that it is acting as agent for and on behalf of Distributor in the pricing and sale of the Products. Final authority shall remain with Distributor concerning the terms and conditions of Distributor's resale of the Products, including particularly with respect to all pricing terms. Nothing herein shall affect the provisions set forth in Section 2 concerning distribution rights granted by Supplier to Distributor or in Section 4 concerning prices for the sale of the Products from Supplier to Distributor.

7.   Trademarks.
     ----------

          (a) Supplier acknowledges that Distributor is the owner or licensee of the trademarks and trade names connoting Distributor which Supplier may elect to use in the promotion and sale of the Products and that Supplier has no right or interest in such trademarks and trade names except in accordance with Section 7(b); provided, however, that, except as permitted under Section 6.3 of the
      --------  -------
Purchase Agreement, in no event shall the Supplier use the trade name "Baxter" or any trademark using the word "Baxter" under this Agreement or otherwise without the consent of the owner thereof. Distributor acknowledges that Supplier is the owner or licensee of the trademarks and trade names connoting Supplier which Distributor may elect to use in the promotion and sale of the Products hereunder, and the Distributor has no right or interest in such trademarks or trade names except in accordance with Section 7(b).

          (b) Subject to Section 7(a) hereof, each party hereby grants to the other party a non-exclusive royalty-free license to use the trademarks and trade names owned by or licensed to such party within the Exclusive Territory on the Products (other than Products sold directly by Supplier or through a distributor other than the Distributor) and related literature and advertising during the Term of this Agreement, it being expressly understood that such license shall terminate and such use shall be discontinued upon the termination of this Agreement. Each party disclaims any rights in the trademarks and trade names owned by or licensed to the other party other than the license provided for herein.

          (c) Each of the parties hereto shall maintain, for all permitted uses of the other party's trademarks and trade names, quality standards which are equivalent to or stricter than the standards used by such other party from time-to-time with respect to its products and services relating to such trademarks or trade names. At the request of either party, a party shall provide copies and samples of materials that it uses which bear the trademarks or trade names of the requesting party.

          (d) Each of the parties hereto shall notify the other party promptly of any and all infringements or improper use by others not parties to this Agreement of the trademarks and trade names connoting the other party, should such party discover reasonable cause for believing that such infringement or improper use is taking place, and provide all information which it has available thereon. Each party shall have sole discretion and control with regard to any proceedings relating to infringement or improper use of the trademarks and trade names connoting such party. The other party may choose to be represented by its own counsel in any such proceedings but such representation shall be at the other party's sole expense.

          (e) Each party acknowledges that the other party would not have any adequate remedy at law for the breach by either party of any one or more of the covenants contained in this Section 7 and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the breaching party from any further breach of any of the terms of this Section 7.

8.   Termination.
     -----------

          This Agreement may be terminated as follows:

          (a) Either party shall have the right to terminate this Agreement effective upon delivery of written notice to the other party if: (i) the other party makes an assignment for the benefit of creditors; (ii) the other party becomes bankrupt or insolvent or is petitioned into bankruptcy; (iii) the other party takes advantage of any federal, state or foreign insolvency act; (iv) if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of thirty (30) days; (v) if the corporate existence of the other party is terminated by voluntary or involuntary dissolution; or (vi) the other party defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the non-defaulting party's reasonable satisfaction within two (2) months after written notice to the defaulting party of such default, or if such default is not capable of rectification within two (2) months, if the defaulting party has not promptly commenced to rectify the default within such two (2) month period, and thereafter proceeds diligently to rectify same.

          (b) Distributor may terminate this Agreement at any time after the four-year anniversary of the date of this Agreement by giving Supplier at least six (6) months prior written notice; provided that in no event shall Distributor
                                     --------
be entitled to deliver such notice prior to such fourth anniversary.

          (c) (i) Supplier may terminate this Agreement in its entirety if the sales of Products by Distributor and VWR to their customers (excluding the Burdick & Jackson and Dade Lablink classes of Products and product service billings) for 1995 are less than three hundred eighty-three million dollars ($383 million) (including sales of the Bartels class of Products). Supplier may exercise this right to terminate by giving Distributor written notice within thirty (30) days following receipt of the final statement of sales for 1995, which statement shall be delivered by Distributor to Supplier on or before January 30, 1996. (ii) Supplier also may terminate this Agreement with respect to any or all classes of Products identified in Exhibit A (including products
                                                ---------
that become "Products" hereunder after the date of this Agreement) at any time after the date of this Agreement, in the case of the Burdick & Jackson class of Products, or after the eighteen-month anniversary of the date of this Agreement, in the case of all other classes of Products, by giving Distributor at least six
(6) months prior written notice; provided that in no event shall Supplier be
                                 --------
entitled to deliver such notice other than in the case of the Burdick & Jackson class of Products prior to such eighteen-month anniversary. Any such terminated class of Products shall cease to be "Products" within the meaning of this Agreement.

          (d) In the event Supplier terminates this Agreement with respect to some but not all Products (other than the Burdick & Jackson and Bartels classes of Products) and such terminated Products represent more than forty percent (40%) of the aggregate gross profits earned by Distributor from the distribution of Products (other than the Burdick & Jackson and Bartels classes of Products) during the immediately preceding fiscal year, Distributor may terminate this Agreement with respect to all remaining Products by giving six (6) months prior written notice to Supplier.

          (e) Any notice given under this Section shall specifically identify the paragraph under which the termination right is being exercised, and in the case of termination under Sections 8(c) or 8(d), the class or classes of Products that are subject to the termination.

9.   Procedures on Expiration or Termination.
     ---------------------------------------

          (a) On the expiration of this Agreement, or termination of this Agreement for whatever reason with respect to some or all of the Products, Supplier shall continue to honor Distributor's orders for Products up to the effective date of expiration or termination and thereafter to the extent that such orders are necessary for Distributor to satisfy orders for Products from customers having contracts with Distributor that can not be cancelled; provided
                                                                       --------
that, any such contract was entered into by Distributor prior to a notice of termination, or if it was entered into after the notice of termination, it was entered into in the ordinary course of business and contains terms consistent with contracts entered into prior to the notice of termination. Distributor shall pay for such Products on the terms and conditions of this Agreement. With respect to the customer contracts referred to in the previous sentence, at the end of any non-exclusive period referred to in either Section 2(e) or Section 2(f), Distributor will assign to Supplier (to the extent permitted thereunder):
(i) the contract in its entirety if it relates solely to Products; or (ii) the portion of the contract related to Products if such contract covers other products sold by Distributor in addition to Products. Distributor will use reasonable efforts to obtain the consent of the customer to any such assignment. If the customer does not agree to the assignment of any such contract subject to consent (or portion thereof related to Products), and if Distributor is not able to otherwise terminate the contract with respect to Products, Supplier shall continue to supply Products to Distributor to enable Distributor to honor its obligations under the contract.

          (b) Supplier shall review all Ad Now and other capital lease agreements between Distributor and customers in effect on the effective date of expiration or termination. The profitability and collectability of those agreements shall be evaluated, and the present net book value determined in accordance with generally accepted accounting principles. Supplier shall have the right, but not the obligation, to purchase at the net book value determined in accordance with the previous sentence, some or all of the agreements with customers who have committed to use Products; provided
                                                                  --------
Distributor shall have the right to reject any such purchase to the extent the lease is a part of a combined contract with a customer for the sale or lease of products other than Products, and the revenue from the sale or lease of Products under the contract is less than thirty percent (30%) of all revenues from the combined contract. If the revenue from the sale or lease of Products under any such combined contract is greater than thirty percent (30%) of all revenues from the contract and Supplier agrees to purchase such contract, then Supplier is entitled to all revenues derived from such contract and Distributor agrees to sell the non-Dade Products to Supplier, drop-shipping them to the customer, at no more than the customer price stated on the contract excluding any equipment markup. Supplier shall continue to sell Products to Distributor to enable Distributor to supply Products under all agreements not purchased by Supplier, until such time as Distributor has collected its full receivables from such agreements, without adjustment under the immediately preceding sentence of this
Section 9(b).

          (c) At any time after the expiration of this Agreement in its entirety or after the effective date of termination with respect to any terminated Products, upon written request from Distributor, Supplier shall repurchase for cash Distributor's inventory of the Products affected by the termination and not required to fulfill customer contracts referred to in
Section 9(a) or Section 9(b): (i) in which Distributor has good and marketable title free of all liens and encumbrances; (ii) which are not obsolete and in the case of dated Products have at least ninety (90) days remaining shelf life; and
(iii) which are in good, resalable condition and in their original packaging;

provided, in the event of a termination, Supplier shall not be obligated to
--------
purchase any quantity of Products in a class in excess of the aggregate value of all Products in that class in Distributor's inventory on the date of the notice of termination. The purchase price of such inventory shall be equal to the net book value of the Products. Supplier may offset any payments due under this
Section 9(c) against amounts then owed to Supplier by Distributor.

          (d) After the effective date of expiration or termination of this Agreement, nothing in this Agreement shall restrict Supplier's right to sell or otherwise dispose of the

Products or Distributor's right to sell or otherwise dispose of competing products, within or outside of the Exclusive Territory.

10.  Force Majeure.
     -------------

          The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, shortages of raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform. Any delay occasioned thereby shall not constitute a default under this Agreement, and the obligations of the parties shall be suspended during the period of delay so occasioned. The obligation of any party to perform under this Agreement shall be excused with respect to any Product during the continuance of any period of delay resulting from action taken by the U.S. Food and Drug Administration against Supplier insofar as such action affects Supplier's or Distributor's ability to manufacture or sell such Product in the United States.

11.  Confidentiality.
     ---------------

          (a) Supplier agrees that: (i) valuable marketing information of a confidential nature may be previously known by Supplier or disclosed by Distributor to Supplier pursuant to this Agreement; (ii) that such information shall be retained by Supplier in confidence; and (iii) that Supplier shall not, either during the term of this Agreement or for ten (10) years after its termination, publish or disclose or cause anyone else to publish or disclose any such confidential information. Notwithstanding the foregoing provisions of this
Section 11(a), the above restrictions on disclosure and use shall not apply to any information which Supplier can show by written evidence was known to it at the time of receipt thereof, which is or becomes public information through no fault of Supplier, or which may subsequently be obtained from sources other than Distributor who are not bound by a confidentiality agreement with Distributor.

          (b) Distributor agrees that: (i) valuable marketing or technical information of a confidential nature may be previously known by Distributor or disclosed by Supplier to Distributor pursuant to this Agreement; (ii) that such information shall be retained by Distributor in confidence; (iii) that the continued access or transmittal of such technical information by Supplier to Distributor is upon the express condition that such technical information is to be used solely for the purpose of effectuating this Agreement; and (iv) that Distributor shall not, either during the term of this Agreement or for ten (10) years after its termination, publish or disclose or cause anyone else to publish or disclose any confidential marketing information of Supplier, or publish, disclose or use or cause anyone else to publish, disclose or use, any confidential technical information of Supplier. Notwithstanding the foregoing provisions of this Section 11(b), the above restrictions on disclosure and use shall not apply to any information which is or becomes public information through no fault of Distributor, or which may subsequently be obtained from sources other than Supplier who are not bound by a confidentiality agreement with Supplier.

          (c) Each party acknowledges that the other party would not have any adequate remedy at law for the breach by either party of any one or more of the covenants contained in this Section 11 and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the breaching party from any further breach of any of the terms of this Section 11.

12.  Third Party Claims.
     ------------------

          If a third party shall make any claim or commence any arbitration proceeding or court suit against any one or more of the Indemnified Persons with respect to which they intend to make any claim for indemnification against Distributor under Section 5(q) or against Supplier under Section 6(t), such Indemnified Persons shall promptly give written notice to Distributor or Supplier, as the case may be, of such third party claim, arbitration proceeding or court suit and the following provisions shall apply:

     (a) Subject to Section 12(b), such Indemnified Persons shall have the right to conduct and control, through counsel of their choosing, the defense of any third party claim, arbitration proceeding or court suit, and such Indemnified Persons may, subject to the limitations contained herein, settle the same; provided that such Indemnified Persons shall give the indemnifying party
      --------
advance notice of any proposed settlement. Such Indemnified Persons shall permit the indemnifying party to participate in the defense of any such action or suit through counsel chosen by it; provided that the fees and expenses of
                                      --------
such counsel shall be borne by the indemnifying party. Any settlement with respect to a claim for money damages effected after the indemnifying party by written notice to such Indemnified Persons shall have disapproved such settlement shall discharge the indemnifying party from liability with respect to the subject matter thereof under this Agreement, and no claim for indemnification therefor shall be claimed under Section 5(q) or Section 6(t), as the case may be. If the indemnifying party disapproves any settlement with respect to a claim for money damages, the

Indemnified Party shall have the right to tender the defense of such claim to the indemnifying party and, in any event, the indemnifying party shall thereafter be responsible for the full amount of all liabilities, damages, losses and expenses, including reasonable attorney fees, resulting from such claim.

     (b) Notwithstanding Section 12(a), if the remedy sought in any claim, arbitration proceeding or court suit referred to in this Section 12 is solely money damages, the indemnifying party shall have fifteen (15) business days after receipt of the notice referred to above in this Section 12 to notify such Indemnified Persons that it elects to conduct and control the defense of such claim, proceeding or suit. If the indemnifying party does not give the foregoing notice, such Indemnified Persons shall have the right to defend or settle such claim, proceeding or suit in the exercise of their exclusive discretion, and the indemnifying party shall, upon request from any of such Indemnified Persons, promptly pay to them in accordance with Section 5(q) or
Section 6(t), as the case may be, the amount of any liabilities, damages, losses and expenses, including reasonable attorney's fees, resulting from such claim, proceeding or suit. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and control of the defense and any settlement of such claim, proceeding or suit, and such Indemnified Persons shall cooperate with the indemnifying party in connection therewith; provided that: (i) the indemnifying
                                            --------
party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any of such Indemnified Persons; (ii) the indemnifying party shall permit such Indemnified Persons to participate in such defense or settlement through counsel chosen by such Indemnified Persons, but the fees and expenses of such counsel shall be borne by such Indemnified Persons except as provided in clause (iii) below; and (iii) the indemnifying party shall promptly reimburse under Section 5(q) or Section 6(t), as the case may be, such Indemnified Persons for the full amount of any liabilities, damages, losses and expenses, including reasonable attorney's fees, resulting from such claim, proceeding or suit, except in each case for any fees and expenses of counsel for such Indemnified Persons incurred after the assumption of the conduct and control of such claim, proceeding or suit by the indemnifying party. So long as the indemnifying party is contesting any such claim, proceeding or suit in good faith, such Indemnified Persons shall not pay or settle any such claim, proceeding or suit; provided, however,
                    --------  -------
that such Indemnified Persons shall have the right to pay or settle any such claim, proceeding or suit; provided, further, that in such event such
                           --------  -------
Indemnified Persons shall be deemed to have waived any right to indemnity therefor by the indemnifying party under Section 5(q) or Section 6(t), as the case may be.

13.  Miscellaneous Provisions
     ------------------------

          (a) All notices and other communications required under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by courier or facsimile transmission; (provided that
                                                                   --------
in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by courier within two (2) days of transmission), addressed, if to Supplier, to Dade International Inc., 1717 Deerfield Road, Deerfield, Illinois 60015, Attention: President (facsimile number: (708) 948-
3974), and a copy to Purchaser c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116, Attention: Mark Nunnelly (facsimile number (617) 572-
3724), and if to Distributor, to Baxter Healthcare Corporation, One Baxter Parkway, Deerfield, Illinois 60015, Attention: General Counsel (facsimile number: (708) 948-4266), with a copy to President of Baxter Distribution, 1450 Waukegan Road, Building N, McGaw Park, Illinois 60085 (facsimile number: (708) 689-5960), and a copy to Hospital Business, 1450 Waukegan Road, Building N, McGaw Park, Illinois 60085, Attention: General Counsel (facsimile number: (708) 689-6452), until notice of a change is given as provided in this Section 13(a). All notices given in accordance with this section shall be effective, if delivered by hand or by courier, at the time of delivery, and, if communicated by facsimile transmission, at the time of transmission.

          (b) This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein. Without limiting the generality of the foregoing, this Agreement supersedes the Interim Agreement and the attachments thereto.

          (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein. Any lawsuit arising from or related to this Agreement shall be brought before the United States District Court for the Northern District of Illinois or an Illinois state court sitting in Lake County, Illinois, or Cook County, Illinois. The parties hereby consent to the jurisdiction of such courts.

          (d) No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound. The waiver by either party of any particular default by the other party shall not affect or impair the rights of the party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either party to exercise any right arising from any default by the other affect or impair any rights which the non-defaulting party may have with respect to the same or any future default.

          (e) Each party represents and warrants that the terms of this Agreement do not violate any existing obligations or contracts of, or any law, rule, regulation, judgment or order binding on, such party. Each party shall indemnify and hold harmless the other party from and against any and all liabilities, damages, losses and expenses (including reasonable attorney's fees) resulting from any third party claim, arbitration proceeding or court suit which is hereafter made or brought against the other party and which alleges any such violation, all as provided in Section 12 with respect to the indemnification provided in Section 5(q) and Section 6(t).

          (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

          (g) Except as provided otherwise in Section 5(e)(7) and 6(v), neither party constitutes the other as its agent, partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever by virtue of this Agreement.

          (h) Each party shall maintain and keep records of their activities under this Agreement in sufficient detail to enable their performance to be verified. Upon no less than five (5) business days advance written notice from a party, the records of the party receiving the notice shall be made available for inspection by the party giving the notice, or any firm of certified public accountants selected by such party, for the purpose of verifying the performance of the party receiving the notice.

          (i) Any reference in this Agreement to practices of either party as of or prior to the date of this Agreement will not be narrowly construed and will take into consideration a commercially reasonably period of time preceding the date of this Agreement.

          (j) On and after the effectiveness of the amendment and restatement contemplated hereby, each reference herein to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any other document (other than any document entered into in connection with the Bartels Stock Purchase Agreement) referring to "the U.S. Distribution Agreement," "thereunder," "thereof," or words of like import shall mean this Agreement as amended and restated.

14.  Assignment.
     ----------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however,
                                                            --------  -------
that neither party shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, further, that,
                                            --------  -------
notwithstanding the foregoing provisions of this Section 14, either party may assign its rights and obligations under this Agreement to any corporation that shall acquire all or substantially all of the party's business and assets to which this Agreement relates and who shall assume in writing all of the party's obligations hereunder and deliver a signed copy of such assumption instrument to the other party. Supplier may assign its rights hereunder with respect to all or substantially all of the Products in the classes identified in Exhibit A, in
                                                                  ---------
connection with the sale of all or substantially of the assets of the business to which such Products relate. Notwithstanding the provisions of Section 8(b), Distributor shall have the right to terminate any partially assigned agreement effective on the earlier to occur of two (2) years from the date of the assignment or four (4) years six (6) months from the date of this Agreement;

provided Distributor gives six (6) months written notice prior to the effective
--------
date of any such termination.

15.  Performance.
     -----------

          The parties acknowledge that either party may exercise some of the rights or engage in certain of the activities hereunder though an Affiliate. In particular, Burdick & Jackson, Inc. will act as Supplier with respect to the Burdick & Jackson class of Products, Dade MicroScan, Inc. will act as Supplier with respect to the Dade MicroScan class of Products and Dade Diagnostics of P.R., Inc. will act as Supplier with respect to Products manufactured by such company. Supplier represents and warrants that as of the date of this Agreement, Burdick & Jackson, Inc., Dade Diagnostics of P.R., Inc. and Dade MicroScan, Inc., are wholly owned subsidiaries of Supplier. Neither party shall be relieved of any obligation hereunder as a result of the conduct of an Affiliate, and each party shall be fully responsible for the conduct of its Affiliate.

16.  Arbitration Procedure.
     ---------------------

          (a) The parties agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve the controversy.

          (b) Any dispute that cannot be resolved by the parties through good faith negotiations will then, upon the written request of either party, be resolved by binding arbitration conducted in accordance with the Rules of the CPR Institute for Dispute Resolution by a sole arbitrator who is a former judge or other mutually agreed upon individual. To the extent not governed by such rules, such arbitrator shall be directed by the parties to set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall be directed by the parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court. The arbitration will be conducted in the English language in the State of Illinois. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C.
(S)(S) 1-16 and the Patent Arbitration Act, 35 U.S.C. (S) 294. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

          (c) Nothing contained in this Section 16 shall prevent either party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either party's right to assert any claim or defense.

17.  Counterparts.
     ------------

          For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

                              *        *        *

      IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this amendment and restatement on January 31, 1996, effective as of
                              September 15, 1995.



Supplier:                           Distributor:
--------                            -----------

DADE INTERNATIONAL INC.       BAXTER HEALTHCARE CORPORATION



By: /s/ John Connaughton        By: /s/ John Gaither
   -------------------------       --------------------------
  Name: John Connaughton            Name: John Gaither

Title: Vice President           Title: Corporate Vice President
      ----------------------           ------------------------

          Each of the following wholly owned subsidiaries of Supplier hereby agrees to perform the duties and obligations of Supplier pursuant to this Agreement regarding the class of Products supplied by each such subsidiary:


BURDICK & JACKSON, INC.



By: /s/ John Connaughton
   ------------------------
  Name: John Connaughton

Title: Vice President
      ---------------------


DADE MICROSCAN, INC.



By: /s/ John Connaughton
   ------------------------
  Name: John Connaughton

Title: Vice President
      ---------------------


DADE DIAGNOSTICS OF P.R., INC.



By: /s/ John Connaughton
   ------------------------
  Name: John Connaughton

Title: Vice President
      ---------------------

                                 AMENDMENT TO
                              AMENDED AND RESTATED
                        EXCLUSIVE DISTRIBUTION AGREEMENT


         This Amendment to that EXCLUSIVE DISTRIBUTION AGREEMENT, dated as of December 19, 1994, as amended and restated in its entirety as of September 15, 1995, is made and entered into by and between DADE INTERNATIONAL INC., a Delaware corporation with its principal offices at 1717 Deerfield Road, Deerfield, Illinois 60015, hereinafter called the "Supplier" or "Dade", and BAXTER HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at One Baxter Parkway, Deerfield, Illinois 60015, hereinafter called the "Distributor". Such Agreement, as amended from time to time, is hereinafter referred to as the "Distribution Agreement". As used herein, unless the context otherwise requires, capitalized terms shall have the meanings ascribed to them in the Distribution Agreement.

                                    RECITALS
                                    --------

1. Supplier has given Distributor a notice (the "Termination Notice") pursuant to Section 8 (c)(ii) of the Distribution Agreement that effective December 16, 1996 the Distribution Agreement shall be terminated with respect to both (a) all Products of the Stratus class of Products and (b) all Products of the Paramax class of Products.

2. Supplier and Distributor have been engaged in discussions regarding how the two parties will proceed forward under the Distribution Agreement.

3. Supplier and Distributor desire to amend the Distribution Agreement to memorialize the above-referenced discussions and the agreements between Supplier and Distributor arising therefrom.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and Distributor agree as follows:

1.   Termination of Stratus and Paramax.
     ----------------------------------
     (a)      Distributor hereby acknowledges receipt of the Termination Notice.

     (b) Notwithstanding the Termination Notice, the Distribution Agreement shall continue in effect unaffected by the Termination Notice with respect to the Stratus class of Products and the Paramax class of Products; provided that Supplier shall have the ability to provide notice of termination under Paragraph 8(c)(ii) of the Distribution Agreement with respect to the Paramax class of Products or Stratus class of Products on or after June 17, 1997 or, if extended pursuant to Paragraph 7, on or after June 17, 1998. Notwithstanding anything in the Distribution Agreement to the contrary, the terms "Paramax class of Products" and "Stratus class of Products" shall mean those chemistry and specialty chemistry analyzers sold under the Paramax and Stratus trade names as of the date hereof and those assays and consumables manufactured or sold by Supplier for use on such Stratus or Paramax analyzers as of the date hereof and any new assays for such analyzers.


                                - Page 2 of 18 -

     (c) Effective December 16, 1996, the conditions and limitations contained in Section 2(b)(1) of the Distribution Agreement shall have no further force and effect with respect to products that are competitive with the Stratus and Paramax classes of Products.

2.   Exceptions to the Distribution Agreement.  Effective December 16, 1996, in
     ----------------------------------------
     the event that any customer indicates that it prefers to purchase any Product other than through Distributor, Distributor will be deemed to have given the consent necessary, pursuant to Section 2(a)(2) of the Distribution Agreement, to allow Supplier to sell, solicit orders for or otherwise distribute Products within the Exclusive Territory other than through Distributor, subject to the provisions of this Paragraph 2.

     (a) Notwithstanding the foregoing, if any customer indicates that it prefers to purchase Products other than through Distributor, customer or Supplier shall confirm such preference in writing and shall send a copy of such writing to Distributor. Distributor shall have thirty
          (30) days following receipt of such copy to convince customer to change its preference.

     (b) During such thirty (30) day period, Distributor shall fill all purchase orders received from such customer and supply all Products ordered by such customer; provided, however, in the event that Distributor does not fill such purchase orders and supply such

                                - Page 3 of 18 -

          Products, then Distributor agrees that Supplier may fill such purchase orders and supply such Products to that customer other than through Distributor. Following such thirty (30) day period, Supplier shall confirm with customer its preference and if customer prefers to purchase Products other than through Distributor, then Supplier shall have the right to sell, solicit orders for or otherwise distribute Products to that customer thereafter, other than through Distributor. In the event that Supplier does sell, solicit orders for or otherwise distribute Products to that customer other than through Distributor, pursuant to this Paragraph 2, Supplier shall purchase and Distributor shall assign to Supplier within ninety (90) days all such customer receivables for Product that Distributor is unable to collect.

     (c) Distributor shall not be entitled to any gross profit, commission, margin or any other amount on any sales of Products which, pursuant to this Paragraph 2, are not sold or distributed through Distributor.

3.   Gross Profit Margin.
     -------------------

     (a) The guaranteed gross profit margin for the Stratus and Paramax classes of Products shall remain at ten percent (10%) through December 16, 1996.

                                - Page 4 of 18 -

     (b) Effective December 16, 1996, Section 4(b) and Exhibit A of the Distribution Agreement are amended to provide that the Distributor shall be entitled to receive from the sale of the Stratus and Paramax classes of Products a guaranteed gross profit margin of four percent (4%) instead of a guaranteed gross profit margin of ten percent (10%); provided that such guaranteed gross profit margin shall remain at ten percent (10%) with respect to sales of Products that are shipped by Distributor. Any decision to have Supplier ship directly to customer shall be in Supplier's sole discretion.

     (c) Distributor shall continue to maintain the same level of inventory of the Stratus and Paramax class of Products which it has historically maintained for such Products until such point in time when Supplier elects to ship such Products directly to customers. Distributor and Supplier shall negotiate, in good faith, to develop a transition plan, for Supplier to ship such Paramax and Stratus class of Products directly to customers.

     (d) The parties agree that neither party may modify its normal selling process in order to change the timing of normal customer ordering patterns for the purpose of taking advantage of a more favorable margin.


4.   Incentive Compensation
     ----------------------

                                - Page 5 of 18 -

     (a) "Best Value Products" shall mean a select offering of third-party manufactured and Distributor self-manufactured products which perform consistently, offer the best value for the price, and provide good economics throughout the supply chain. Best Value Products are especially promoted externally to Distributor's customers and internally to Distributor's sales personnel through financial incentives. Except as provided herein, all Best Value Products are required to meet the following specific criteria: (a) the product must be a market leader as demonstrated by sales volume or have the potential to become a market leader; (b) that product must provide a return on managed capital greater than 30% after tax; and (c) the product must meet a minimum of silver status on the Supplier scoreboard.

     (b) Regardless of whether or not Supplier or the Products meet the definition of Best Value Products hereunder, Distributor shall promote the Stratus and Paramax classes of Products as Best Value Products for as long as Distributor distributes such Products under the Distribution Agreement.

     (c) In the event Distributor creates a new promotion or incentive program in addition to or in substitution of its Best Value Products program, the Stratus and Paramax classes of Products shall be granted the most favorable treatment under such new promotion or

                                - Page 6 of 18 -
          incentive program, regardless of whether Supplier or the Products meet the criteria for such treatment under such program, for as long as Distributor distributes such Products under the Distribution Agreement.

     (d) With the exceptions and qualifications specified herein, the Stratus and Paramax classes of Products shall be the only chemistry and specialty chemistry products promoted by Distributor to any person involved in Distributor's selling process, including but not limited to Distributor's Field Sales Representatives and Health Systems Representatives, as having Best Value Products status or having the benefit of any other promotions or incentive programs. Distributor shall not provide any incentive or bonus to anyone involved in Distributor's selling process, including but not limited to Distributor's Field Sales Representatives or Health Systems Representatives, for any purpose including the purposes of the variable compensation and performance quota system nor permit any third party to directly or indirectly offer or pay any incentives or bonuses to such employees or agents involved in Distributor's selling process with respect to any chemistry analyzer competitive with the Stratus and Paramax classes of Products.

          (1) In addition to any commission or incentive required to be paid under the Distribution Agreement, Distributor shall


                                - Page 7 of 18 -
          involved in Distributor's selling process, including but not limited to Distributor's Field Sales Representatives or Health Systems Representatives, for any purpose including the purposes of the variable compensation and performance quota system nor permit any third party to directly or indirectly offer or pay any incentives or bonuses to such employees or agents involved in Distributor's selling process with respect to any chemistry analyzer competitive with the Stratus and Paramax classes of Products.

          (1) In addition to any commission or incentive required to be paid under the Distribution Agreement, Distributor shall paid to the Laboratory Specialist selling such Paramax Products regardless of the volume or quantity of Paramax Product sold by that person).

          (2) With respect to specialty chemistry assays, the conditions and limitations imposed by this Section 4(d) shall apply only to the following assays that are performed on a specialty chemistry analyzer: creatine kinase-muscle band (CK-MB) quantitative, myoglobin quantitative, troponin-I quantitative, and any other acute chest pain, cardiac related assay.

          (3) The conditions and limitations imposed by this Section 4(d) shall not apply to any solicitation of or sale to any customer account of any general chemistry analyzer which performs less than 250 tests per hour.


                                - Page 8 of 18 -
               create a
               special incentive program ("Special Incentive Program") for the Paramax class of Products which will enable Distributor's Laboratory Specialists or equivalent sales personnel to earn a separate bonus or commission in addition to the bonus or commission paid on sales of Best Value Product status Paramax Products, at a rate of two percent (2%) of gross profit for each Paramax Product sold (it being understood that such bonus or commission will be affords materially less favorable treatment than that given to Paramax class of Products under the Best Value Product program.

     (e) Notwithstanding anything to the contrary, in the event that Distributor promotes any chemistry analyzer as permitted above, other than an analyzer manufactured or sold by Supplier or its affiliates, as having Best Value Product status or having the benefit of any other promotion or incentive, to any person involved in Distributor's selling process for any purpose, then Supplier shall have the right to terminate any Paramax, Stratus or other chemistry programs which were created pursuant to Paragraph 6 hereof or otherwise.

     (f) Except as permitted under the Distribution Agreement, prior to December 17, 1997, Supplier shall take no affirmative action to implement the sale of such Stratus and Paramax classes of Products directly by Supplier or its affiliates to the customer except as otherwise permitted hereunder.


                                - Page 9 of 18 -

          (4) Notwithstanding the conditions set forth in this Paragraph 4(d), Distributor may promote a Best Value Product status for other general chemistry analyzers in non-Paramax accounts only; provided that any such promotion (g) Nothing in this Paragraph 4 shall modify or limit Distributor's obligations under Paragraph 5 of the Distribution Agreement.

5.   DuPont IVD Products.
     -------------------

     The parties acknowledge that the technology and products of the worldwide in vitro diagnostics business of E.I. DuPont de Nemours and Company that
     -- -----
     was acquired by Supplier's affiliate on May 7, 1996 (the "DuPont IVD Business") are not and shall not be considered to be Products for any purpose, including Section 8(d) of the Distribution Agreement, at any time under the Distribution Agreement. Distributor hereby releases Supplier and its affiliates from any past, present or future claim, liability expense, suit, action, damage or the like arising out of or resulting from Supplier's or its affiliates' solicitation of orders, sale or distribution of products of the IVD Business other than through Distributor, based on or related to the Distribution Agreement or that Purchase Agreement between Baxter International Inc. and Diagnostics Holding Inc. dated October 1, 1994 and amended and restated as of December 15, 1994.

6.   New Business Opportunities:  Business Evaluation.
     ------------------------------------------------
     (a) Prior to October 1, 1996, Supplier and Distributor shall assemble a Steering Team which will be charged with identifying prior to

                               - Page 10 of 18 -

          October 31, 1996, ways to enhance their combined business opportunities for the sale of any products, including Products. Both parties will work together to identify business opportunities that could generate $2.2 million to $5.8 million in annual incremental gross profit; such business shall be business which Supplier would not otherwise be able to generate without Distributor's assistance. The Steering Team shall focus on (i) developing and agreeing upon margins and bonus incentives (which would be calculated on a monthly basis, if possible, or on a quarterly basis and paid to Distributor within thirty (3O) days of such calculation) in order to capitalize on such opportunities; and (ii) establishing mechanisms by which Supplier's Regional Managers and Vice President of Sales and the Distributor's Lab Specialist Managers will verify incremental business secured by the participation of Distributor. In the event Supplier and Distributor agree to programs involving products relating to the DuPont IVD Business, Supplier shall perform physical distribution, invoicing and accounts receivable collection services; if a customer requires single invoicing by Distributor, Supplier will support such a business requirement. Distributor shall not promote such a single invoicing program to any IVD customers; provided, however, Distributor may promote to

                               - Page 11 of 18 -
          customers its general capabilities of single invoicing as one component of its cost reduction capabilities.

     (b) On or before October 1, 1996, Distributor and Supplier shall jointly assemble a second Steering Team which will include senior management representatives of each party, which will be charged with reviewing and addressing performance issues, including but not limited to operations, regulations, data and pricing. Such Steering Team shall serve as the single point contact for all current and future problem resolution, program development and administration, and Distributor shall use best efforts to implement such resolutions uniformly throughout all sales regions of Distributor and, to the extent Supplier has any duties, Supplier shall use best efforts to implement such resolutions throughout its organization. Such Steering Team shall establish, on or prior to October 31, 1996, the initial performance standards for Distributor and shall develop a means of measuring such performance standards with respect to such things as financial performance, personnel commitment, customer service and QAP support, E&O exposure, refrigerator failures, pricing accuracy, and the accuracy and timeliness of lot level inventory information, lot traceability, lot segregation and hold processing. After October 31, 1996, the Steering Team shall review and update such initial standards and

                               - Page 12 of 18 -
          establish such additional standards as are necessary to address any issues or problems which Supplier identifies from time to time. Once such standards are agreed to by the Steering Team, Distributor and Supplier, to the extent that Supplier has any duties under such standards, shall use their best efforts to comply with such standards. Notwithstanding anything in this Paragraph 6(b) to the contrary, nothing herein shall relieve Distributor of its obligations under Paragraph 5 of the Distribution Agreement.

     (c) Distributor will continue to provide to Supplier access to the domestic information systems and services provided to Supplier under the Transition Services Agreement between the parties dated December 19, 1994 up to and including May 16, 1997, on the same basis as Supplier was contractually obligated to pay for such systems and services under the Transition Services Agreement, provided that Distributor may increase charges to Supplier to offset any additional direct costs incurred. Examples of these information systems and services are Adept, Fieldwatch, SRTK, EUC and the like. Nothing in this Paragraph 6(c) shall limit or modify Distributor's obligations to provide information systems and services or Supplier's obligations to pay for such systems and services under the Distribution Agreement.

                               - Page 13 of 18 -

7.   Limitation on Further Terminations.
     ----------------------------------

     Supplier shall not exercise its rights under Section 8(c)(ii) of the Distribution Agreement by giving Distributor the written notice required with respect to any class or classes of Products prior to June 17, 1997. Such date shall be extended to June 17, 1998, provided that the second Steering Team has reached written agreement on initial and, if applicable, subsequent performance standards to be established from time to time pursuant to Section 6(b) and Distributor shall continue to meet such performance standards. If the second Steering Team has not reached agreement on such standards or, despite Distributor's best efforts to meet the performance standards established under Paragraph 6(b), if Distributor has not in fact met those performance standards or other terms of the Distribution Agreement, such June 17, 1997 date shall not be extended.

8.   Certain Termination Provisions.
     ------------------------------
     (a) As referred to in Section 8(d) of the Distribution Agreement, the forty percent (40%) of the aggregate gross profit earned by Distributor from the distribution of Products shall be based upon calendar year 1995 rather than the applicable "preceding fiscal year".

                               - Page 14 of 18 -

     (b) Supplier and Distributor agree that for purposes of Section 8(d) of the Distribution Agreement, gross profits from sales of products of the DuPont IVD Business shall not be taken into account in any respect.

     (c) For purposes of 8(d) only of the Distribution Agreement, the Distribution Agreement shall be deemed terminated as of December 16, 1996 with respect to the Stratus and Paramax classes of Products.

     (d) Distributor shall have the right to give Supplier notice of termination of the Best Value Product status of the Paramax and Stratus classes of Products or, in addition, in the case of the Paramax class of Products, the Special Incentive Program, as of June 17, 1997 to be effective December 16, 1997. In the event that Distributor gives Supplier such notice, notwithstanding anything in Paragraphs 1(b) and 7 to the contrary, Supplier shall have the right to provide notice of termination of the Distribution Agreement as to any class of Product or as to all classes of Products pursuant to the terms of the Distribution Agreement to be effective December 16, 1997 or thereafter.

                               - Page 15 of 18 -

9.   Acquisition By Dade.
     -------------------

     In the event of an acquisition by Supplier or any of its affiliates of all or any portion of a business that includes products which would otherwise be considered Products under the Distribution Agreement ("Acquired Products"), (i) such Acquired Products, together with line extensions and other subsequent products based upon technology held by the acquired business, shall not be considered to be Products under the Distribution Agreement for any purpose at any time and (ii) the parties agree to negotiate in good faith to structure a mutually beneficial distribution arrangement for any such Acquired Products. Such negotiations shall commence no later than thirty (30) days after the closing of any such acquisition. The parties agree to negotiate in good faith to reach an agreement regarding the distribution of such Acquired Products within sixty
     (60) days of the commencement of negotiations (it being understood that neither party shall be obligated to in fact reach agreement, and it further being understood that any good faith negotiation would require that Distributor not demand of Supplier more favorable terms than those terms set forth in the Distribution Agreement). If the parties cannot agree on such an arrangement regarding the Acquired Products within said sixty (60) day period, then notwithstanding anything in the Distribution Agreement to the contrary, as its only right and remedy, Distributor would have the right to sell, solicit orders for and otherwise distribute products

                               - Page 16 of 18 -
     that are competitive with any of the Acquired Products. Distributor shall have sixty (60) days following the end of such sixty (60) day negotiation period to exercise such right and remedy hereunder by delivering written notice of such election to Supplier. Following such notification, Supplier would have the right to sell, solicit orders for or otherwise distribute products competitive with such Acquired Products other than through Distributor.

10. This Amendment together with the Distribution Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

11.  Counterparts.
     ------------
     For the convenience of the parties hereto, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

                               - Page 17 of 18 -

     IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this amendment on September 26, 1996, effective as of September 26, 1996.

SUPPLIER:                            DISTRIBUTOR:
--------                             -----------

DADE INTERNATIONAL INC.              BAXTER HEALTHCARE CORPORATION


By: /s/ John F. Doherty              By: /s/ Ron LaBrum
    ---------------------------          ---------------------------
     Name: John F. Doherty                Name: Ron LaBrum

Title: Senior Vice President of      Title: President Supply Chain
       ------------------------             ------------------------
          Operations
          ----------


By: /s/ Scott T. Garrett             By: /s/ Joe Damico
    ---------------------------          ---------------------------
     Name: Scott T. Garrett               Name: Joe Damico

Title: President and Chief           Title: Group Vice President
       ------------------------             ------------------------
          Executive Officer
          -----------------


                               - Page 18 of 18 -